                                                                      Exhibit 21


                  Subsidiaries of New Peoples Bankshares, Inc.
                  --------------------------------------------


          Name of Subsidiary                             State of Organization
          ------------------                             ---------------------

         New Peoples Bank, Inc.                                 Virginia